EXHIBIT 8

WYOMING SUPREME COURT DOCKET NOTICE

This exhibit consists of the attached PDF document identified below.

Description: Supreme Court of Wyoming docket notice, Case S-26-0098

Document title: Wyoming Supreme Court Docket Notice

Associated PDF attachment: Exhibit8_WYCourtDocket.pdf

The complete document is provided in the accompanying PDF attachment submitted with this exhibit. This HTML file is submitted as the official EDGAR document for association with the PDF attachment.